Exhibit 10.1
SETTLEMENT TERM SHEET
South Broward Hosp. Dist., et al. v. MedQuist Inc., et al.
Civil Action No.: 05-CV-2206-JBS-AMD
Settling Parties: The SETTLING PARTIES consist of Partners Healthcare System, Northbay Healthcare Group, Hospital Corporation of America, St. Lukes Regional Medical Center, Palisades Medical Center, Mt. Sinai Medical Center, Ascension Health Ministry, Bayonne Medical Center, Bon Secours Health System, Inc., South Broward Memorial Hospital District, and University of Colorado, and all related or associated facilities.
Settlement Payment: MedQuist shall make a single lump sum payment of $7,537,001.83 (the “SETTLEMENT PAYMENT”) to resolve all claims (including all AAMT and non-AAMT related claims) of the SETTLING PARTIES against MedQuist and all individual defendants that were or might have been raised in the above-referenced action, including all claims relating to any billing issues.
Greenberg Traurig shall have sole discretion to decide how to distribute the SETTLEMENT PAYMENT among the SETTLING PARTIES. However, MedQuist has not agreed and will not agree to make any payment in excess of the accommodation offers to the SETTLING PARTIES. In this context, it is understood and agreed that the $7,537,001.83 SETTLEMENT PAYMENT consists of the total sum of the accommodation offers to the SETTLING PARTIES, including the value of all credits converted to cash, plus reasonable legal fees and an additional $550,000 as reimbursement for litigation expense. Other than as expressly provided herein, all parties shall bear their own expenses and costs of suit.
MedQuist is not waiving, and expressly reserves the right, to seek reimbursement from the SETTLING PARTIES for all amounts outstanding and unpaid for services rendered (“aged AR”). With respect to Partners specifically, before any of the SETTLEMENT PAYMENT will be released by the MedQuist, Partners must bring current its aged AR.
Confidentiality: The individual settlements MedQuist has entered into with other customers to date have been confidential. Accordingly, while the lump sum SETTLEMENT PAYMENT will need to be publicly disclosed, the individual amounts distributed to the SETTLING PARTIES shall be confidential and not revealed to each other or any third party.
Settlement Agreement: The SETTLING PARTIES shall execute a comprehensive settlement agreement, including mutual general releases of MedQuist Inc. and all individual defendants with no admissions of any wrongdoing. The settlement agreement will include standard, non-monetary terms, including but not limited to governing law and choice of forum, the Court’s continuing jurisdiction over implementation of the settlement, where notices are to be sent, discovery of additional facts not being a basis to rescind the agreement, opportunity to consult with counsel and receive independent advice before signing the agreement, representations and warranties and survival of same, non-disparagement provision, complete agreement of the parties and full integration, modifications solely in writing, authority to sign on behalf of entity, severability provision, signatures in counterparts.

Should Defendant MedQuist Inc. and/or Defendant MedQuist Transcriptions, Ltd. (collectively the “MedQuist Defendants”) become subject to a case or proceeding under any Chapter of Title 11 of the United States Code within 90 days of the SETTLEMENT PAYMENT, and if the SETTLEMENT PAYMENT or any part thereof is rescinded or reduced in amount, restored or otherwise returned, whether as a voidable preference, fraudulent transfer or otherwise, then unless any such deficiency in the SETTLEMENT PAYMENT is repaid within 45 days, the SETTLING PARTIES’ claims against all Defendants in the above-referenced action which were released under this settlement shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
The SETTLING PARTIES must also covenant not to bring any further individual or class claims in any proceeding arising out of the allegations in the above-referenced action and cooperate with MedQuist by advising the Company if they are contacted to discuss or provide testimony in connection with any proceeding related to the billing issues or receive a document request or subpoena to produce documents in any such proceeding.
Dismissal with Prejudice: Upon execution of the settlement agreement by all parties, plaintiffs shall dismiss all individual and class claims in the above-referenced action against MedQuist and all individual defendants, with prejudice, and the parties shall execute all other documents necessary to effectuate Court approval of the dismissal of the suit. Upon execution of the settlement agreement by all parties, plaintiffs shall promptly seek the Court’s approval of the dismissal of the action.
AGREED TO:

On behalf of the SETTLING PARTIES:		On behalf of MedQuist Inc.:

By:	/s/ Mark Hogge	By:	/s/ Neal Marder (SRS)

	Mark Hogge		Neal Marder
	Greenberg Traurig, LLP		Winston & Strawn LLP
	2101 L Street, NW, Suite 1000		333 South Grand Avenue
	Washington, D.C. 20037		Los Angeles, CA 90071
	Tel: 202.530.8591		Tel: 213.615.1728
	Fax: 202.261.2659		Fax: 213.615.1750